UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Aditx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte St., Suite 101 Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 488-0844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2021, Aditx Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with LS Biotech Eight, LLC (the “Landlord”) to lease approximately 25,000 rentable square feet (the “Premises”) located at 737 N. 5th Street, Richmond, Virginia 23219 (the “Building”).

The initial term of the Lease (the “Initial Term”) continues from the Commencement Date (as such term is defined in the Lease) for a period of sixty-three (63) months from the Commencement Date plus, if the Commencement Date is not the first day of the month, the partial month containing the Commencement Date (the “Initial Term”). The Initial Term may be extended by the Company pursuant to certain terms and conditions set forth in the Lease.

Base rent for the first year following the Commencement Date is $25.50 per square foot, which amount is subject to adjustment based upon the Rentable Area (as such term is defined in the Lease) of the Premises as of the Commencement Date. The Company is required to pay the Landlord a security deposit of $159,375 in connection with the Lease.

The Lease contains customary provisions allowing the Landlord to terminate the Lease, for, among other things, if the Company fails to remedy a breach of any of its obligations within specified time periods, the Company abandons or vacates all or a portion of the Premises or upon bankruptcy or insolvency of the Company.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement, dated as of May 4, 2021, by and between LS Biotech Eight, LLC, as Landlord, and Aditx Therapeutics, Inc., as Tenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITX THERAPEUTICS, INC.

Date: May 10, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer